Exhibit 20

FOR IMMEDIATE RELEASE	Press and Investor Contact:
Douglas W. McMinn
703/934-3655

KAISER GROUP ANNOUNCES FRANK E. WILLIAMS, JR.

AS CHAIRMAN OF THE BOARD

FAIRFAX, VA, February 28, 2005 — Kaiser Group Holdings, Inc. (Pink Sheets: KGHI and KGHIP) announced today that Frank E. Williams, Jr. has been elected as Chairman of the Board effective February 24th to fill the vacancy created by the resignation of James J. Maiwurm.  Mr. Williams has been a member of the Board of Directors of the Company since 2002.  He is Chairman and Principal Owner of Williams Enterprises of Georgia, Inc.

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This release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by our officers and directors to press, potential investors, securities analysts and others, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee” or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as our intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, potential acquisitions and joint ventures, and cost-cutting measures are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, the forward-looking events might or might not occur.